                                      REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for Brandywine Place, Crosspoint Atrium, Forest Abrams Place, 6500 Greenville Avenue, Northcreek Place II, One Glen Lakes, Park North Business Center, Plaza at Walnut Hill, Richardson Business Center, Richardson Commerce Centre, Sherman Tech, T.I. Business Park, and Venture Drive Tech Center (collectively, known as "The Breunig Portfolio") for the year ended December 31, 1997. This Historical Summary is the responsibility of the Breunig Portfolio's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary.
An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of the Breunig Portfolio's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material aspects, the gross income and direct operating expenses described in Note 1 of the Breunig Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 1, 1998

     COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                           FOR THE BREUNIG PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                                              SIX MONTHS ENDED          YEAR ENDED
                                                               JUNE 30, 1998         DECEMBER 31, 1997
                                                             -------------------     ------------------
                                                                 (UNAUDITED)
Gross income
    Rental income.........................................          $5,695                 $ 9,843
    Reimbursement of operating expenses and taxes........              366                     658
    Other income..........................................             146                     279
                                                                    -------                -------
        Total gross income................................           6,207                  10,780
                                                                    -------                -------
Direct operating expenses
    Property operating....................................           2,521                   4,584
    Real estate taxes.....................................             809                   1,470
                                                                    -------                -------

        Total direct operating expenses...................           3,330                   6,054
                                                                    -------                -------
    Gross income in excess of direct operating expenses...          $2,877                 $ 4,726
                                                                    -------                -------
                                                                    -------                -------


                             See accompanying notes.

                    NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                                AND DIRECT OPERATING EXPENSES
                                  FOR THE BREUNIG PORTFOLIO

                                   (DOLLARS IN THOUSANDS)



1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Presented herein is the combined historical summary ("Historical Summary") of gross income and direct operating expenses of the following properties, (collectively, "The Breunig Portfolio") all of which are located in or near Dallas, Texas:

        Brandywine Place                 Plaza at Walnut Hill
        Crosspoint Atrium                Richardson Business Center
        Forest Abrams Place              Richardson Commerce Centre
        6500 Greenville Avenue           Sherman Tech
        Northcreek Place II              T I Business Park
        One Glen Lakes                   Venture Drive Tech Center
        Park North Business Center

    The mixed-use properties were acquired by Beacon Capital Partners, Inc. on July 1, 1998.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulations S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of The Breunig Portfolio have been excluded. Excluded expenses consist of depreciation and amortization, and interest not directly related to the future operations of the Breunig Portfolio.

    During 1997, Breunig Commercial purchased Park North Business Center and Forest Abrams Place. These properties were owned for three months and six months of 1997, respectively. Partial year financial information is presented with the Historical Summary for the two properties. In addition, On July 1, 1998, Breunig acquired one additional property referred to as Bank One LBJ. No financial information with respect to this property is presented with the accompanying Historical Summary. Inclusion of these three properties for the months prior to their acquisition in the accompanying Historical Summary would not have resulted in a material change to the amounts presented.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LEASES

    Minimum future rentals under operating leases with The Breunig Portfolio in effect at December 31, 1997 are summarized as follows:

      Year
      ----
      1998.....................................  $10,848
      1999.....................................    8,967
      2000.....................................    6,634
      2001.....................................    4,661
      2002.....................................    3,255
      Thereafter...............................    5,502
                                                 -------
                                                 $39,867
                                                 -------
                                                 -------

    Terms of the leases range from one to fifteen years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, increases in minimum rent.